As filed with the United States Securities and Exchange Commission on October 18, 2000.

Registration No. 333-35432

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CenturyTel, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0651161 (I.R.S. Employer Identification Number)

100 Century Park Drive
Monroe, Louisiana 71203
(318) 388-9000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
Copy to: Kenneth J. Najder Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 201 St. Charles Avenue, 51st Floor New Orleans, Louisiana 70170-5100 (504) 582-8000	Harvey P. Perry Executive Vice President, Chief Administrative Officer, General Counsel and Secretary CenturyTel, Inc. 100 Century Park Drive Monroe, Louisiana 71203 (318) 388-9000	Copy to: David P. Falck Winthrop, Stimson, Putnam & Roberts One Battery Park Plaza New York, New York 10004 (212) 858-1000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]

This Amendment is being filed pursuant to Rule 462(d) under the Securities Act of 1933 and shall become effective immediately upon filing.

EXPLANATORY NOTE:

This Post-Effective Amendment No. 1 (this "Amendment") is being filed by CenturyTel, Inc. ("CenturyTel") pursuant to Rule 462(d) under the Securities Act of 1933 (the "Act") for the sole purpose of filing additional exhibits to Registration Statement No. 333-35432 (the "Registration Statement"), and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission (the "Commission"). After giving effect to this Amendment, the Registration Statement will consist of the Registration Statement as filed with the Commission at the time it became effective on May 15, 2000, as supplemented and modified by (i) Registrant's Prospectus dated May 15, 2000, and the Prospectus Supplement thereto dated October 12, 2000 which was filed with the Commission on October 16, 2000 pursuant to Rule 424(b)(5) under the Act and (ii) this Amendment and the exhibits identified below and filed herewith.

Exhibit No.	Exhibit
1.1

Underwriting Agreement with respect to CenturyTel's Series H senior notes dated October 12, 2000 by and among CenturyTel, Banc of America Securities LLC and Salomon Smith Barney Inc., as representatives of the Underwriters named therein.

1.2

Price Determination Agreement with respect to CenturyTel's Series H senior notes dated October 12, 2000 by and among CenturyTel, Banc of America Securities LLC and Salomon Smith Barney Inc., as representatives of the Underwriters named therein.

1.3	Underwriting Agreement with respect to CenturyTel's Series I remarketable senior notes dated October 12, 2000 by and among CenturyTel, Banc of America Securities LLC and Salomon Smith Barney Inc.
1.4

Price Determination Agreement with respect to CenturyTel's Series I remarketable senior notes dated October 12, 2000 by and among CenturyTel, Banc of America Securities LLC and Salomon Smith Barney Inc.

2.1

Amended and Restated Asset Purchase Agreement by and among GTE Arkansas Incorporated, GTE Midwest Incorporated, GTE Southwest Incorporated and CenturyTel dated as of June 29, 1999 (incorporated by reference to Exhibit 99 to CenturyTel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

2.2

Asset Purchase Agreement by and between GTE Midwest Incorporated and Spectra Communications Group, LLC dated as of July 8, 1999 (incorporated by reference to Exhibit 2.2 of CenturyTel's Current Report on Form 8-K dated July 31, 2000).

2.3

Asset Purchase Agreement by and between GTE North Incorporated and Telephone USA of Wisconsin, LLC dated as of August 19, 1999 (incorporated by reference to Exhibit 2.3 of CenturyTel's Current Report on Form 8-K dated September 29, 2000).

2.4

Asset Purchase Agreement by and between GTE North Incorporated and CenturyTel dated as of October 11, 1999 (incorporated by reference to Exhibit 2.4 of CenturyTel's Current Report on Form 8-K dated September 29, 2000).

5	Opinion of Jones, Walker, Waechter, Poitevent, Carrere and Denegre, L.L.P.
8	Tax Opinion of Jones, Walker, Waechter, Poitevent, Carrere and Denegre, L.L.P.
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of KPMG LLP
23.2	Consent of Arthur Andersen LLP (incorporated by reference to Exhibit 23.1 to CenturyTel's Current Report on Form 8-K dated September 29, 2000).
23.3	Consent of Arthur Andersen LLP (Incorporated by reference to Exhibit 23.2 to CenturyTel's Current Report on Form 8-K dated September 29, 2000).
23.4	Consent of Jones, Walker, Waechter, Poitevent, Carrere and Denegre, L.L.P. is included in the opinions filed as Exhibits 5 and 8.

For a complete listing of exhibits to the Registration Statement, see the accompanying Exhibit Index filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on October 18, 2000.

CENTURYTEL, INC. By: /s/ Harvey P. Perry Harvey P. Perry Executive Vice President, Chief Administrative Officer, General Counsel, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* ---------------------------- Clarke M. Williams	Chairman of the Board of Directors	October 18, 2000
* ---------------------------- Glen F. Post	President, Chief Executive Officer and Vice Chairman of the Board Directors	October 18, 2000
* ---------------------------- R. Stewart Ewing, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 18, 2000
* ---------------------------- Neil A. Sweasy	Vice President and Controller (Principal Accounting Officer)	October 18, 2000
/s/ Harvey P. Perry Harvey P. Perry	Executive Vice President, Chief Administrative Officer, General Counsel, Secretary and Director	October 18, 2000
* ---------------------------- Jim D. Reppond	Director	October 18, 2000
* ---------------------------- William R. Boles, Jr.	Director	October 18, 2000
* ---------------------------- Ernest Butler, Jr.	Director	October 18, 2000
* ---------------------------- Calvin Czeschin	Director	October 18, 2000
* ---------------------------- James B. Gardner	Director	October 18, 2000
* ---------------------------- W. Bruce Hanks	Director	October 18, 2000
* ---------------------------- R.L. Hargrove, Jr.	Director	October 18, 2000
* ---------------------------- Johnny Hebert	Director	October 18, 2000
* ---------------------------- F. Earl Hogan	Director	October 18, 2000
* ---------------------------- C.G. Melville	Director	October 18, 2000
* ---------------------------- Virginia Boulet	Director	October 18, 2000

*By:	/s/ Harvey P. Perry Harvey P. Perry Attorney-in-Fact

EXHIBIT INDEX
Exhibit No.	Exhibit
1.1

Underwriting Agreement with respect to CenturyTel's Series H senior notes dated October 12, 2000 by and among CenturyTel, Banc of America Securities LLC and Salomon Smith Barney Inc., as representatives of the Underwriters named therein.*

1.2

Price Determination Agreement with respect to CenturyTel's Series H senior notes dated October 12, 2000 by and among CenturyTel, Banc of America Securities LLC and Salomon Smith Barney Inc., as representatives of the Underwriters named therein.*

1.3	Underwriting Agreement with respect to CenturyTel's Series I remarketable senior notes dated October 12, 2000 by and among CenturyTel, Banc of America Securities LLC and Salomon Smith Barney Inc.*
1.4

Price Determination Agreement with respect to CenturyTel's Series I remarketable senior notes dated October 12, 2000 by and among CenturyTel, Banc of America Securities LLC and Salomon Smith Barney Inc.*

2.1

Amended and Restated Asset Purchase Agreement by and among GTE Arkansas Incorporated, GTE Midwest Incorporated, GTE Southwest Incorporated and CenturyTel dated as of June 29, 1999 (incorporated by reference to Exhibit 99 to CenturyTel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).**

2.2

Asset Purchase Agreement by and between GTE Midwest Incorporated and Spectra Communications Group, LLC dated as of July 8, 1999 (incorporated by reference to Exhibit 2.2 of CenturyTel's Current Report on Form 8-K dated July 31, 2000).**

2.3

Asset Purchase Agreement by and between GTE North Incorporated and Telephone USA of Wisconsin, LLC dated as of August 19, 1999 (incorporated by reference to Exhibit 2.3 of CenturyTel's Current Report on Form 8-K, dated September 29, 2000).**

2.4

Asset Purchase Agreement by and between GTE North Incorporated and CenturyTel dated as of October 11, 1999 (incorporated by reference to Exhibit 2.4 of CenturyTel's Current Report on Form 8-K dated September 29, 2000).**

3.1

Amended and Restated Articles of Incorporation of CenturyTel, dated as of May 6, 1999 (incorporated by reference to Exhibit 3(i) to CenturyTel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).**

3.2	By-laws of CenturyTel as amended through November 18, 1999 (incorporated by reference to Exhibit 3(ii) of CenturyTel's Annual Report on Form 10-K for the year ended December 31, 1999).**
4.1

Rights Agreement dated as of August 27, 1996 between CenturyTel and Harris Trust and Savings Bank (successor-in-interest to Society National Bank), as Rights Agent (incorporated by reference to Exhibit 1 to CenturyTel's Current Report on Form 8-K filed August 30, 1996), as amended by Amendment No. 1 to Rights Agreement, dated May 25, 1999 (incorporated by reference to Exhibit 4.2 (ii) to CenturyTel's Current Report on Form 8-K dated May 25, 1999). **

4.2	Indenture dated as of March 31, 1994 between CenturyTel and Regions Bank (successor to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as Trustee.**
4.3	Form of board resolution to be used in designating and authorizing the terms and conditions of any series of senior debt securities offered hereunder.**
4.4	Form of senior debt security (included within Exhibit 4.3).
4.5	Form of preferred stock.***
4.6	Form of Articles of Amendment to CenturyTel's Amended and Restated Articles of Incorporation to be used in connection with Issuances of Preferred Stock.***
4.7	Form of common stock (incorporated by reference to Exhibit 4.1 of CenturyTel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).**
4.8	Form of warrant agreement to purchase senior debt securities.***
4.9	Form of senior debt security warrant certificate (included in Exhibit 4.8).
4.10	Form of warrant agreement to purchase preferred stock.***
4.11	Form of preferred stock warrant certificate (included in Exhibit 4.10).
4.12	Form of warrant agreement to purchase common stock.***
4.13	Form of common stock warrant certificate (included in Exhibit 4.12).
5	Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.*
8	Tax Opinion of Jones, Walker, Waechter, Poitevent, Carrere and Denegre, L.L.P.*
12	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of KPMG LLP.*
23.2	Consent of Arthur Andersen LLP (incorporated by reference to Exhibit 23.1 to CenturyTel's Current Report on Form 8-K dated September 29, 2000).**
23.3	Consent of Arthur Andersen LLP (Incorporated by reference to Exhibit 23.2 to CenturyTel's Current Report on Form 8-K dated September 29, 2000).**
23.4	Consent of Jones, Walker, Waechter, Poitevent, Carrere and Denegre, L.L.P. is included in the opinions filed as Exhibits 5 and 8.
24	Power of Attorney. **
25	Statement of Eligibility of Trustee on Form T-1.**

________________

*	Filed herewith.
**	Previously filed.
***	To be filed by one or more post-effective amendments to this registration statement pursuant to Rule 462(d) if CenturyTel determines that such securities are to be sold.